EXHIBIT 99.1

NEWS RELEASE

Visa Inc. Completes Acquisition of Visa Europe

Company appoints Gary A. Hoffman, CEO of Hastings Group, to its Board of Directors

SAN FRANCISCO & LONDON — June 21, 2016 — Visa Inc. (NYSE: V) today announced the completion of its acquisition of Visa Europe Ltd.

The combined, global company provides digital payment products, services and processing to about 17,100 financial institution clients and partners, 40 million merchant outlets, and 3.0 billion Visa cards worldwide. Visa–branded cards and payment products enable approximately $6.8 trillion in global payments volume annually.

In addition, Visa Inc.’s Board of Directors (the “Board”) announced today that it appointed Gary A. Hoffman, CEO of Hastings Group, as a Board member of Visa Inc. He is currently a director and Chairman of Visa Europe Limited. This brings the Board to twelve members.

Mr. Hoffman has been the Chief Executive Officer of Hastings Group, a UK insurance provider, since November 2012. Prior to this role, Mr. Hoffman was Chief Executive Officer of NBNK Investments, an investment vehicle formed in August 2010 to establish personal and business retail banking in the UK, from 2011 to 2012. He also served as Chief Executive Officer of Northern Rock PLC, from 2008 to 2010 and Vice Chairman of Barclays PLC, from 2006 to 2008. Prior to that, he served in various other roles at Barclays Group, including Chairman of UK Banking and Barclaycard at Barclays PLC and Chief Executive Officer of Barclaycard.

“I am pleased to welcome Gary to the Board of Directors,” said Charlie Scharf, CEO of Visa Inc. “Gary’s broad knowledge of the European payments and banking industries brings an important perspective to the Visa Inc. Board and will be invaluable as we build our business in Europe.”

Gary Hoffman said “It is exciting to be part of the next chapter in the Visa story. Visa Europe has performed strongly as a business and combining with Visa Inc. will provide European clients with greater access to the global scale, additional innovation resources and range of capabilities necessary to continue to offer the best payment services to their customers.”

About Visa Inc.

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “will,” “continue,” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements Visa Inc. makes about the benefits to Visa Inc. arising from the completion of the transaction and the addition of a Board member.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from Visa Inc.’s forward-looking statements due to a variety of factors, including the risk that the benefits of the transaction may not be realized, or may not be realized on the currently anticipated timeline; risks related to developments in Visa Inc.’s business; and various other factors, including those contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and Visa Inc.’s other filings with the U.S. Securities and Exchange Commission.

You should not place undue reliance on such statements. Except as required by law, Visa Inc. does not intend to update or revise any forward-looking statements as a result of new information, future developments or otherwise.

Contacts:

Media Relations

Visa Inc., Connie Kim, +1 212-521-3962, globalmedia@visa.com

or

Visa Europe, Diane Scott, +44 207 795 5459, europeanmedia@visa.com

or

Investor Relations

Visa Inc., Jack Carsky or Victoria Hyde-Dunn, +1 650-432-7644, ir@visa.com

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